UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934.

DATE OF REPORT:  June 6, 2013  (Date of earliest event reported)

ACCREDITED BUSINESS CONSOLIDATORS CORP.
(Exact name of registrant as specified in its charter)

PA                                       0-27182                 25-1624305
                                                     (State or other jurisdiction                    (Commission File            IRS Employer
of incorporation)                                Number)                   Identification Number)

Accredited Business Consolidators Corp.
c/o Accredited Suppliers Nicaragua S.A.
De La Estatua de Montoya
1 Cuadra al Sur
Casa Esquinera
Apartado PA-228
Managua 10000
Nicaragua

(Address of principal executive offices)

1-267-864-7737 or +505-8796-8888
(Registrant's telephone number, including area code)

196 West Ashland
Doylestown, PA  18901
(Former Name or Former Address, if changed since last report)

Item 8.01.  Other Events

On June 6, 2013, Accredited Business Consolidators Corp. (OTC:  ACDU) lodged a petition with the Securities and Exchange Commission pursuant to Rule 202 of Regulation S-T for a hardship exemption to filing its reports using XBLR interactive data.  A copy of the petition is attached to this filing as an exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act
of 1934, the registrant has duly caused this report to be
signed on its behalf by the undersigned hereunto duly authorized.

Dated:   June 6, 2013
ACCREDITED BUSINESS CONSOLIDATORS CORP.

By: /s/ Andy William
Andy William, Vice President and Chief Operating Officer
          web:  www.accreditedbiz.com www.accreditedbiz.net
         fax:  1-267-371-5168

---------------------

Exhibit  -- Copy of Petition filed with the SEC

Accredited Business Consolidators Corp.
c/o Accredited Suppliers Nicaragua S.A.
De La Estatua de Montoya
1 Cuadra al Sur
Casa Esquinera
Apartado PA-228
Managua 10000
Nicaragua
Telephone:  1-267-864-7737   +505-8796-8888
Facsimile:   1-267-371-5168
email:  info(at)accreditedbiz.com

June 6, 2013

Securities and Exchange Commission
Washington, DC  20549
      via:  Edgar Filing

            In re:  Petition of Accredited Business Consolidators Corp.,
                      SEC File 0-27182, pursuant to Regulation S-T,
                      Rule 202, for nunc pro tunc exemption from requirement
                      to submit interactive data

To the Securities and Exchange Commission:

Pursuant to Rule 202 of Regulation S-T we are requesting a nunc pro tunc exemption from December 31, 2010, through December 31, 2015, from the requirement that we provide XBLR interactive data.  We are not requesting an exemption from ordinary electronic filing.

We are an extremely small reporting company.  Our balance sheets reflect that our cash position is ordinarily less than $10,000.  We have two officers who are not presently receiving any compensation for services.

During 2010, we retained MacReportMedia to provide use with XBLR versions of our reports.  The enterprise advertised that they could do the reports for approximately $198.00 per report.  However, in 2011, after we submitted our reports, and after our deadlines passed, they advised us that they wanted in excess of $1,000 for the report.  Their chief executive officer represented that the high fee was for initial tagging and that future filings would not require the fee.  After reaching a settlement, and submitting an XBLR report, MacReportMedia reniged on the agreement and demanded in excess of $5,000 per year to do the reports, payable in advance.

After consulting other companies, we learned that the average quote was received for the service was between $5,000 and $10,000 per year.

This amount exceeds our cash on hand and would require that we go into debt for the sole purpose of providing interactive data.

We learned through speaking with several of our shareholders that the interactive data is not relied on or needed.  The type of investor into our enterprise is ordinarily professional stock traders having experience with over the counter securities.  Our investors are able to review and understand ordinary electronic filings without interactive data.

Compelling us to provide interactive data has already caused significant interruption of our business plans.  It has delayed our ability to meet filing requirements, impeded our core business, and required our officers to forego administering the enterprise because they literally spent hundreds of hours attempting to create solutions to the interactive data filing requirements.

Forcing us to expend additional money, time, and executive hours attempting to comply with the interactive data requirements will place our enterprise in substantial risk of not being able to comply with other legal requirements.  As we work diligently in bringing our reports up to date, we are impaired by the burdensome tagging and interactive data requirements that are simply not feasible for a company of our size to comply with.

Unlike many other over the counter companies, we are not conducting a raise of capital through share issuances.  We have not issued a single free trading share of stock in nearly fifteen (15) years.  The investors who purchase our shares do so on the open market from other holders.  We have not issued shares for debt, shares for direct investment, or shares in exchange for services.  Therefore, there is not a real need for interactive data.

For the above reasons, we are asking that the Securities and Exchange Commission grant us a nunc pro tunc exemption from the interactive data requirements until December 31, 2015.

I declare under the penalty for perjury that the foregoing statements are true and correct to the best of my knowledge, information, and belief (28 USC 1746).

Respectfully submitted,

/s/ Andy William

Andy William
Vice President and Chief Operating Officer
Accredited Business Consolidators Corp.